QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.17

CONSENT OF EXPERT

        The undersigned, Mr. Joe Ranford, consents to the reference to him under the heading "Interest of Experts" in the Registration Statement on Form F-10, of Goldcorp Inc.

By:	/s/ JOE RANFORD
Name:	Joe Ranford
Date:	March 21, 2006

QuickLinks

CONSENT OF EXPERT